EXHIBIT 10.6
AMENDMENT TO SECOND AMENDED AND RESTATED
SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

The Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Plan”) is hereby amended effective March 12, 2009 as follows:

A.	Section 4(b)(iii) is amended as follows:

(iii) Each Outside Director or non-employee director who is first appointed Chairman of the Board of Directors on or after the date of the Company’s 2009 annual meeting of stockholders, shall receive a grant of 8,000 Stock Units (subject to adjustment under Section 11) on the date of his or her appointment as Chairman of the Board of Directors. Twenty-five percent (25%) of such Stock Units granted under this Section 4(b)(iii) shall vest and become exercisable quarterly over a one-year period, with the first twenty-five percent (25%) of such Stock Units vesting on the day that is the three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Stock Unit shall become vested if a Change in Control occurs with respect to the Company during the Service of the Chairman of the Board of Directors.

B.	Section 4(b)(iv) is amended as follows:

(iv) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the Company’s 2009 annual meeting, the Chairman of the Board of Directors shall receive a grant of 8,000 Stock Units (subject to adjustment under Section 11), provided that the Chairman of the Board of Directors has served on the Board of Directors for at least six months and will continue serving as Chairman of the Board of Directors thereafter. Twenty-five percent (25%) of such Stock Units granted under this Section 4(b)(iv) shall vest and become exercisable quarterly over a one-year period, with the first twenty-five percent (25%) of such Stock Units vesting on the day that is the three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Stock Unit shall become vested if a Change in Control occurs with respect to the Company during the Service of the Chairman of Board of Directors.